UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 22, 2004
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                           DECORATOR INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

     Pennsylvania                  1-7753                      25-1001433
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(State of Incorporation)   (Commission File Number)  (IRS Employer Identification No.)


              10011 Pines Boulevard, Pembroke Pines, Florida     33024
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               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (954) 436-8909
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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 22, 2004, registrant entered into an agreement to purchase the land, building, machinery, equipment, inventory and other assets of Fleetwood Enterprises Inc.'s drapery manufacturing operation in Douglas, Georgia for a purchase price of $4 million in cash, plus an additional amount for inventory not to exceed $1,650,000. The purchase closed on January 22, 2004. A copy of the agreement is filed as an exhibit to this Current Report on Form 8-K.

         The acquired business is engaged in the manufacture of curtains, valances, bedspreads and other decor items. Fleetwood used the acquired business to supply most of its Manufactured Housing and some of its Recreational Vehicle requirements for these items. Sales to other customers are negligible. Registrant intends to operate this facility for up to six months during which time it will assign production from the acquired business to various of its other facilities. The equipment and inventory acquired in the transaction will be transferred to other facilities and the real estate will be placed for sale.

         Registrant used internal funds for the purchase price paid at closing and will likely generate sufficient funds internally to satisfy the remaining obligation due in one year. At the date of closing, registrant's $5,000,000 line of credit was unused. Registrant does expect to use its line of credit for working capital requirements during 2004.

         It cannot be determined at this time whether registrant is required to file financial statements of the acquired business and pro forma financial information relative to the acquired business. If such financial statements and financial information are required, they will be filed by amendment to this Form 8-K by March 31, 2004.

         Fleetwood was registrant's largest customer in 2003, representing approximately 26% of total sales. The combined sales of the acquired business and registrant to Fleetwood's Manufactured Housing and Recreational Vehicle businesses would have represented approximately 36% of registrant's total sales in 2003.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         In connection with the acquisition described in Item 2, registrant and Fleetwood Enterprises entered into an agreement for registrant to be the exclusive supplier of Fleetwood's drapery, bedspread and other decor requirements for a period of six years. If, at the end of three years, Fleetwood is satisfied with the performance of Decorator under this agreement, it will extend the terms of this agreement an additional three years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibit is filed herewith:

                           10.Z - Asset Purchase Agreement dated as of January 22, 2004, between registrant and Fleetwood Homes of Georgia, Inc. relating to drapery manufacturing plant in Douglas, Georgia.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DECORATOR INDUSTRIES, INC.
                                                      (Registrant)



Date:   February 4, 2003               By:   /s/  Michael K. Solomon
                                            -----------------------------------
                                                  Michael K. Solomon
                                                  Vice President and
                                                  Principal Financial Officer